Exhibit 99.1
January 9, 2018

GenMark Diagnostics Provides Preliminary Operational and Financial Results for 2017

CARLSBAD, Calif - GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today provided preliminary operational and financial results for the year ended December 31, 2017.

Financial Highlights

•	Total revenue for 2017 expected to be approximately $52.5 million, representing an increase of 7% over 2016

•	Total revenue for the fourth quarter of 2017 expected to be approximately $16.0 million, representing an increase of 8% over the fourth quarter of 2016

Operational Highlights

•	Placed 49 ePlex® analyzers in the fourth quarter of 2017

•	Finished the quarter with an installed base of 196 ePlex analyzers in U.S. and European labs

•	Launched ePlex NP targeting customers with lower testing volumes, contributing to fourth quarter placements

•	Initiated the first of three clinical trials for the ePlex BCID family of panels

“Our commercial teams delivered another quarter of strong ePlex placements. With a growing portion of this installed base now in routine clinical use, ePlex is beginning to make a meaningful contribution to our revenues.  We expect this trend to continue in 2018, based on the strength of our sales funnel and the changes we are making to optimize our approach in Europe," said Hany Massarany, President and Chief Executive Officer.  "We are also delighted with the recent launch of ePlex NP – a new configuration of the ePlex system designed to improve patient access to multiplex molecular diagnostics and drive ePlex adoption in lower volume testing sites,” added Massarany.

These preliminary results are based on management's initial analysis of operations for the quarter and year ended December 31, 2017 and are subject to further internal review and audit by the company's external auditors. The company expects to issue full 2017 financial results and 2018 guidance in late February.

About GenMark Diagnostics
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of multiplex molecular diagnostic solutions designed to enhance patient care, improve key quality metrics, and reduce the total cost-of-care. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8® and ePlex® systems are designed to support a broad range of molecular diagnostic tests with compact, easy-to-use workstations and self-contained, disposable test cartridges. GenMark’s ePlex: The True Sample-to-Answer Solution™ is designed to optimize laboratory efficiency and address a broad range of infectious disease testing needs, including respiratory, bloodstream, and gastrointestinal infections.  For more information, visit www.genmarkdx.com.

Safe Harbor Statement
This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding our preliminary, unaudited 2017 financial performance, regulatory submissions and approvals, and the timely and effective commercialization and clinical impact of our ePlex system, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, our preliminary 2017 financial results are unaudited results based on management’s current expectations and are subject to closing and year-end audit adjustments, constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Investor Relations Contact
Lynn Pieper Lewis or Leigh Salvo
(415) 937-5404
ir@genmarkdx.com

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